                                                                    EXHIBIT 21.1
                                                                    ------------

                    SUBSIDIARIES OF DADE INTERNATIONAL, INC.
                    ----------------------------------------


                                                 STATE OR JURISDICTION OF
                 SUBSIDIARY                    INCORPORATION OR ORGANIZATION
                 ----------                    -----------------------------

Burdick & Jackson, Inc.                        Delaware

Dade AG                                        Switzerland

Dade B.V.                                      The Netherlands

Dade Chemistry Systems Inc.                    Delaware

Dade Diagnosticos Lda.                         Portugal

Dade Diagnosticos, S.L.                        Spain

Dade Diagnostics AG                            Switzerland

Dade Diagnostics Corporation                   Canada

Dade Diagnostics of P.R., Inc.                 Delaware

Dade Diagnostics Pty., Ltd.                    Australia

Dade Diagnostics Pty., Ltd.                    New Zealand

Dade Diagnostika GmbH                          Germany

Dade Export Corporation                        Delaware

Dade Finance, Inc.                             Delaware

Dade Foreign Sales Corporation                 Barbados W.I.

Dade International de Venezuela CA             Venenzula

Dade International do Brasil Equipamentos e    Brazil
 Reagentes para Diagnosticos Ltda.

Dade Ltd.                                      Japan

Dade MicroScan Inc.                            Delaware

Dade S.A.                                      Belgium

Dade S.A.                                      France

Dade S.A. de CV                                Mexico

Dade S.p.A.                                    Italy



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